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                                                                   Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
Oriental Financial Group Inc.
San Juan, Puerto Rico

         We consent to the incorporation by reference in this Pre-effective Amendment No. 2 to Registration Statement No. 333-108401 of Oriental Financial Group Inc. on Form S-3 of our report dated September 11, 2003, relating to the consolidated financial statements of Oriental Financial Group Inc. as of June 30, 2003 and 2002 and for the years then ended (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the application of procedures relating to certain reclassifications in the segment reporting note to the 2001 consolidated financial statements to give retroactive effect to the Group's change in reportable segments) incorporated by reference in the Annual Report on Form 10-K of Oriental Financial Group Inc. for the year ended June 30, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/DELOITTE & TOUCHE LLP
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San Juan, Puerto Rico
September 19, 2003